Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

OneStream, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, $0.0001 par value per share	Rule 457(a)	17,250,000(1)	$33.58(2)	$579,255,000	$153.10 per $1,000,000	$88,684
	Total Offering Amounts					$579,255,000		$88,684
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$88,684
(1)
Includes 5,993,052 shares of Class A common stock offered by the registrant, 9,006,948 shares of Class A common stock offered by the selling stockholders and 2,250,000 shares of Class A common stock that the underwriters have the option to purchase.
(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Class A common stock on November 11, 2024 as reported on the Nasdaq Global Select Market.